Exhibit 10.2

SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (“Agreement”) is made and entered into by and between CEC Employee Group, LLC (“CEC”) and Perdoceo Education Corporation (“Perdoceo” and together with CEC, the “Company”) and you, Andrew Hurst (“You”).

1.    Separation and Effective Dates: You understand and agree that (i) You will resign from (a) Your employment with the Company, (b) Your service on the Board of Directors of Perdoceo (the “Board”) and, to the extent applicable, (c) Your service in any position with the Company’s direct and indirect subsidiaries, affiliates, companies, divisions, units, schools, and affiliated schools (the “Company Affiliates”), in each case, effective as of the close of business on November 15, 2023 (the “Separation Date”) and (ii) Your termination of employment shall be treated as an involuntary termination of employment without cause for purposes of the Perdoceo Education Corporation Executive Severance Plan, as amended and restated from time to time (the “Executive Severance Plan”), the Perdoceo Education Corporation 2008 Incentive Compensation Plan, the Perdoceo Education Corporation Amended and Restated 2016 Incentive Compensation Plan, as amended from time to time (each, a “Plan” and collectively, the “Plans”) and the award agreements between You and the Company granted under any such Plan (each, an “Award Agreement”). You understand and agree that the consideration provided in this Agreement is contingent upon the promises and agreements made by You described in Paragraph 11 below. You further understand and agree that from and after the Separation Date, You are no longer authorized to conduct business on behalf of the Company or the Company Affiliates, including, but not limited to, entering into any contracts, and incurring any expenses, obligations or liabilities on behalf of the Company or the Company Affiliates. Simultaneously with the execution and delivery of this Agreement, You will execute and deliver to the Company the resignation letter attached hereto as Exhibit A, and You shall execute promptly such other documents evidencing any other resignations as the Company shall request. This Agreement shall not become effective or enforceable until all parties have signed this Agreement and the revocation period referenced in Paragraph 18 has expired.

2.    Non-Admission of Liability; No Disagreements: This Agreement and the fact that it was offered are not and shall not in any way be construed as admissions by the Company that it violated any federal, state or local law, statute or regulation, or that it acted wrongfully with respect to You or to any other person or entity in any manner. The Company specifically disclaims any liability to or wrongful acts against You or any other person or entity. Further, You acknowledge and agree that it is the policy of the Company to comply with all applicable federal, state and local laws and regulations. By entering into this Agreement, You acknowledge and confirm that You have no disagreement with the Company or any of the Company Affiliates on any matter relating to the operations, policies or practices of any of them. This Agreement shall not be admissible in any proceeding as evidence of or an admission by the Company or You of any violation of any state, federal or local laws or regulations or any rules, regulations, criteria or standards of any regulatory body. This Agreement may be introduced, however, in any proceeding to enforce this Agreement. Such introduction shall be pursuant to an order protecting its confidentiality.

3.    Accrued Obligations: On the next regular payroll date following the Separation Date, the Company shall pay You all of Your earned but unpaid base wages and accrued vacation through the Separation Date in accordance with the Company’s policies. Following the Separation Date, and except as provided in this Agreement, You shall be entitled to receive or retain any vested employee benefits under the Company’s employee benefit plans for which You are eligible as a former employee; provided that, for the avoidance of doubt, the benefits set forth in Paragraph 4 of this Agreement are provided in lieu of any benefits You may be otherwise eligible to receive under the Executive Severance Plan and no additional payment or benefits will be provided pursuant to the Executive Severance Plan or any other severance plan, policy, agreement or arrangement sponsored or maintained by the Company or any of the Company Affiliates.

4.    Consideration; Exclusive Payment: In exchange for the promises and agreements made by You contained in this Agreement, the Company will provide You (or Your estate in the event of Your death before payment is issued) with the following payment and benefits:

(a)    Within fifteen (15) days following the date this Agreement may no longer be revoked by You, provided this Agreement has not been revoked by You as described in Paragraph 18 of this Agreement, a lump-sum separation payment of $2,250,000.00, which is comprised of the sum of (i) Your annual base salary as of the Separation Date (i.e., $650,000.00) and (ii) the value of Your annual performance-based cash incentive award for the Perdoceo Education Corporation 2023 Annual Incentive Plan based on recent historical performance (i.e., 200% of Your annual base salary or $1,300,000.00) and (iii) an additional amount of $300,000.00, less all applicable taxes and other withholdings, which shall be reported on an IRS Form W-2 to You;

(b)    If You are currently a participant in the Company health and/or dental insurance plan(s) and You timely and properly elect to continue insurance coverage under federal COBRA law, fully subsidized COBRA coverage such that the Company will pay the cost for such insurance coverage (i.e., both the Company’s portion and Your portion of the applicable premiums for such insurance coverage) until the earliest of (i) the expiration of the eighteen (18) month period following the Separation Date and (ii) the date You become covered under another employer’s health plan; and

(c)    Reimbursement for outplacement services, up to $25,000.00, provided that such services are provided no later than December 31 of the second calendar year following the calendar year in which Your employment is terminated.

You understand that the accrued obligations and consideration set forth in Paragraph 3 and this Paragraph 4 are all You are entitled to receive from the Company. You will receive no further wage, commission, bonus or other payment from the Company. You acknowledge that the payment and benefits set forth in this Paragraph 4 constitute additional consideration above and beyond anything to which You are already entitled and You would not be entitled to the payment and benefits described in this Paragraph 4 absent Your execution of this Agreement. Except as set forth in this Agreement or as otherwise required by applicable law, your participation in and rights under the Plans and any Award Agreement will be governed by the terms and conditions of the applicable Plan and Award Agreement.

5.    General Release, Discharge of All Claims and Agreement Not to Sue: In consideration of the payment and benefits referred to in Paragraphs 2 and 4 from the Company to You as set forth herein and other consideration the receipt and sufficiency of which is hereby acknowledged, You, on behalf of Yourself, Your dependents, heirs, executors, administrators, assigns and successors, and each of them hereby:

(a)    voluntarily, fully and unconditionally release and forever discharge the Company, the Company Affiliates, and associated organizations, past and present, and each of them, as well as its and their trustees, directors, officers, agents, attorneys, employees, contractors, insurers, representatives, assigns, and successors, past and present, and each of them, (hereinafter “Releasees”), with respect to and from any and all legally waivable claims, wages, demands, rights, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys’ fees, damages, judgments, orders, liabilities, complaints, and promises whatsoever, in law or equity, known or unknown, suspected or unsuspected, and whether or not concealed or hidden (collectively, “Claims”), which You now own or hold or You have at any time heretofore owned or held or may in the future hold as against any or all said Releasees, arising on or before the date this Agreement is executed, including, but not limited to, any Claims arising out of or in any way connected with Your employment at the Company or service on the Board, any Claims arising under the Sarbanes-Oxley Act of 2002, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Civil Rights Act of 1866, Sections 1981 through 1988 of Title 42 of the United States Code, as amended, the Equal Pay Act, the Fair Credit Reporting Act, the Age Discrimination in Employment Act of 1967, as amended (the “ADEA”), the Americans with Disabilities Act, as amended, the Family and Medical Leave Act of 1993, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, as amended, the Worker Adjustment and Retraining Notification Act, the National Labor Relations Act, the Immigration Reform and Control Act, the Occupational Safety and Health Act, the Illinois Human Rights Act, the Right to Privacy in the Workplace Act, the Illinois Worker Adjustment and Retraining Notification Act, the Illinois One Day Rest in Seven Act, the Illinois Union Employee Health and Benefits Protection Act, the Illinois Employment Contract Act, the Illinois Labor Dispute Act, the Victims’ Economic Security and Safety Act, the Illinois Whistleblower Act, the Illinois Equal Pay Act, the Illinois Biometric Information Privacy Act, as well as any Claims under local statutes and ordinances that may be legally waived and released, including the Cook County Human Rights Ordinance and the Chicago Human Rights Ordinance, all other federal, state, county, or local civil rights laws and regulations, all other federal, state, county, or local wage/hour laws and regulations, or any other federal, state, county, or local law, regulation, ordinance or public policy, and any Claims for severance pay, bonus pay, sick leave, holiday pay, vacation pay, paid days off, life insurance, health, medical or disability insurance or any other fringe benefit or the common law of any state relating to employment contracts, wrongful discharge, defamation or any other matter; and

(b)    agree not to sue any or all of the Releasees with respect to any matter released or discharged herein.

(c)    In consideration of You accepting the terms and conditions contained in this Agreement, the receipt and sufficiency of which is hereby acknowledged, the Company for itself and the Releasees, hereby release You, Your dependents, heirs, executors, administrators, assigns and successors, and each of them (“Your Releasees”) of and from all manner of Claims existing at the date hereof or hereafter arising, both anticipated and unanticipated, known and unknown, which the Releasees or their respective successors or assigns hereafter shall or may have against You and Your Releasees, for, upon or by reason of any matter, cause or thing whatsoever, existing on or at any time prior to the date of this Agreement.

(d)    Releasees acknowledge that Paragraph 5(c) is a general release of all Claims which Releasees may have against You and Your Releasees, and that the delivery of the consideration above described is not an admission of liability by any party. Releasees agree not to sue You or any of Your Releasees with respect to any matter released or discharged herein; provided however, that nothing in Paragraph 5(c) shall release or waive (i) any claims which by law cannot be waived and (ii) the right to enforce any provision of this Agreement or any other agreement to which You and any of the Releasees are parties.

6.    Exclusions from General Release and Discharge: Nothing in this Agreement releases or waives (i) any rights to indemnification that You may have under the Indemnification Agreement, dated January 31, 2022, between You and Perdoceo (the “Indemnification Agreement”) or (ii) any claims which by law cannot be waived, including but not limited to (a) any right to continue group health insurance coverage pursuant to applicable law; (b) benefits or the right to seek benefits under applicable workers’ compensation and/or unemployment compensation statutes; or (c) the right to enforce or challenge the validity of this Agreement.

7.    Protected Rights: Nothing in this Agreement restricts or prohibits You from initiating communications directly with, responding to any inquiries from, providing testimony before, providing documents or other information to, reporting possible violations of law or regulation to, or from filing a claim or charge or assisting with an investigation directly with a self-regulatory authority or a government agency or entity, including the U.S. Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Department of Justice, the Securities and Exchange Commission, the Congress, or any agency Inspector General (collectively, the “Regulators”), or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation. You do not need the prior authorization of the Company to make any such reports, disclosures or communications. You are not required to notify the Company that You have made such reports, disclosures or communications. Nothing in this Agreement limits Your right to receive and retain an award from any Regulator that gives awards as a result of such reports, disclosures or communications. You do, however, waive Your right to receive any individual monetary or other relief from the Company resulting from such a charge or complaint, regardless of whether You or another party has filed the charge or complaint, and in the event You obtain such monetary or other relief from the Company.

8.    Confidentiality: Subject to Paragraph 7 above, and in consideration of the payment referred to in Paragraph 4 from the Company to You as set forth herein, You agree that You have kept and will keep completely confidential the terms of this Agreement, and fact of this Agreement, and that You have not and will not hereafter disclose any information concerning this Agreement and its terms to any person except Your immediate family members and Your attorneys, accountants, tax and financial advisors (“Your Confidants”), provided that each of them is informed of and agrees to keep the information confidential. The Company similarly agrees that it will keep confidential the terms of this Agreement, and fact of this Agreement, and that it has not and will not hereafter disclose any information concerning this Agreement and its terms to any person except those individuals with a legitimate need to know for business operations purposes and its attorneys, accountants, tax and financial advisors, provided that each of them is informed of and agrees to keep the information confidential.

Nothing in this Agreement prohibits or restricts the Company from complying with its disclosure obligations under applicable law or as may be necessary for the prosecution of claims relating to the performance or enforcement of this Agreement. The foregoing confidentiality provisions shall not apply to the Company or You to the extent of any required public disclosure. Prior to making any disclosure other than to Your Confidants, You shall promptly provide the Company with written notice that You have been required by law to make disclosure and You shall use Your best efforts to ensure that any such disclosure is done in a manner designed to maintain the confidentiality of this Agreement and the Confidential Information (as defined below) to the fullest extent possible. You shall provide the Company with the written notice required by this Paragraph 8 in the manner provided for in Paragraph 19 below immediately upon Your receipt of any inquiry or request for information concerning this Agreement. Nothing in this Agreement shall be construed as prohibiting You from making truthful statements or disclosures regarding alleged unlawful employment practices in legally protected concerted activity.

9.    No Disparagement or Encouragement of Claims: Subject to Paragraph 7 above, You agree that You will not, nor will You cause anyone else to, make any statement or issue any communication, written or otherwise, that disparages, criticizes or otherwise reflects adversely on or encourages any adverse action against the Company, any Company Affiliate or any Releasee (as defined in Paragraph 5), to either the press, the media or any other third party, except if testifying or producing information truthfully under oath pursuant to any lawful court order or subpoena, engaging in activity protected in Paragraphs 7 and 8 or by applicable law, or otherwise responding to or providing disclosures required or permitted by law. The Company similarly agrees that its executive officers and directors will not, nor will they cause anyone else to, make any statement or issue any communication, written or otherwise, that disparages, criticizes or otherwise reflects adversely on or encourages any adverse action against You to either the press, the media or any third party, except if testifying truthfully under oath pursuant to lawful court order or subpoena or otherwise responding to or providing disclosures required by law.

10.    Confidential and/or Proprietary Information and Restrictive Covenants:

(a)    Confidential Information and Protection of Confidential Information: You hereby acknowledge that, throughout and as an incident to Your employment with the Company, You have become acquainted with and received Confidential Information relating to the Company, including trade secrets, processes, methods of operation, business models and plans, advertising and marketing plans and strategies, Company records, research techniques and results, academic programs, academic course development, methods of instruction, training programs, computer programs, databases, software codes, systems and models, marketing, promotional and sales programs, and financial information concerning the business of the Company, which information is not readily available to the public and gives the Company an opportunity to gain an advantage over competitors who do not know or use this information in the same manner as the Company, and which the Company regards as confidential and proprietary (collectively, “Confidential Information”). Such Confidential Information includes, but is not limited to: (i) information relating to the Company’s past and existing students and vendors and the development of prospective students and vendors, including, but not limited to, specific student service and product requirements, pricing, arrangements, payment terms, student lists and other similar information; (ii) inventions, designs, methods, discoveries, works of authorship, creations, improvements or ideas developed or otherwise produced, acquired or used by the Company; (iii) advertising and marketing plans and strategies; (iv) the Company’s proprietary programs, processes or software; (v) the subject matter of any patents, design patents, copyrights, trade secrets, trademarks, service marks, trade names, trade dress, manuals, operating instructions, training materials, and other industrial property; and (vi) other confidential and proprietary information or documents relating to the Company or its students or vendors which the Company reasonably regards as being confidential. Confidential Information does not include: (a) information known in general to Your profession, or that becomes known thereafter, other than by Your unauthorized act; (b) information that was lawfully in Your possession before Your employment with the Company; or (c) information obtained lawfully and in good faith from another party after such disclosure emanating from an original source other than the Company.

You acknowledge that the Confidential Information is of incalculable value to the Company and is the exclusive property of the Company, and that the Company would suffer irreparable damage if any of the Confidential Information is improperly disclosed or used. Accordingly, subject to Paragraphs 7 and 8 above, You will not, at any time during Your employment with, or after Your separation from employment with the Company, reveal, divulge, or make known to any person, firm or corporation any Confidential Information made known to You or of which You have become aware, regardless of whether developed, prepared, devised, or otherwise created in whole or in part by Your efforts. You further agree that You will retain all Confidential Information in trust for the sole benefit of the Company, and will not divulge or deliver any Confidential Information to any unauthorized person including, without limitation, any other employer, except as required by the order of any court or similar tribunal or any other governmental body or agency of appropriate jurisdiction; provided that You will, to the extent practicable, give the Company prior written notice of any such disclosure and will cooperate with the Company in obtaining a protective order or such similar protection as the Company may deem appropriate to preserve the confidential nature of such information. The foregoing obligations to maintain the Confidential Information shall not apply to any Confidential Information that is, or without any action by You becomes, generally available to the public.

(b)    Non-Compete: In consideration of the payment referred to in Paragraph 4 from the Company to You, You agree that commencing on the Separation Date and for twelve (12) months thereafter, You will not accept employment with, own, manage, operate, consult or provide expert services to any person or entity that competes with the Company or any of the Company Affiliates in any capacity that involves any responsibilities or activities involving or relating to any Competing Educational Service, as defined herein. “Competing Educational Service” means any educational service that competes with the educational services provided by the Company and/or any of the Company Affiliates, including but not limited to coursework in the areas of business, criminal justice, design and media arts, education, engineering, information technology and nursing. You hereby acknowledge that the following organizations, among others, provide Competing Educational Services and, should You accept employment with, own, manage, operate, consult or provide expert services to any of these organizations, it would inevitably require the use and/or disclosure of Confidential Information belonging to the Company and/or the Company Affiliates and would provide such organizations with an unfair business advantage over the Company: Adtalem Global Education Inc. (formerly known as DeVry Education Group Inc.), American Public Education, Inc., Anthem Education, Apollo Education Group, Inc., Career Step, LLC, Cogswell Education, LLC, DeVry University, EmbanetCompass, Grand Canyon Education Inc., Kaplan, Inc., Keiser University, Laureate Education, Inc., Learning Tree International Inc., Purdue University Global, Ross Education, LLC, South University, Southern New Hampshire University, Strategic Education, Inc. (formerly known as Strayer Education Inc.), and University of Maryland Global Campus, and each of their respective subsidiaries, affiliates and successors. You further acknowledge that the Company and/or the Company Affiliates provide career-oriented education through physical campuses throughout the United States and web-based virtual campuses throughout the world and, therefore, it is impracticable to identify a limited, specific geographical scope for this restrictive covenant.

(c)    Non-Solicitation/Non-Hire: Commencing on the Separation Date and for twenty-four (24) months thereafter, You agree that You will not, directly or indirectly, individually or on behalf of any Person (as defined below) (i) hire, solicit, aid or induce any then-current employee of the Company or Company Affiliates to leave the Company or Company Affiliate to accept employment with or render services for You or any such Person, or (ii) solicit, aid or induce any then-current student, customer, client, vendor, lender, supplier or sales representative of the Company or Company Affiliate or similar persons engaged in business with the Company or Company Affiliate to discontinue the relationship or reduce the amount of business done with the Company or Company Affiliate. “Person” means any individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity, or any department, agency or political subdivision thereof, or an accrediting body.

(d)    Acknowledgements: You acknowledge that You fully understand the nature and burdens of this Paragraph 10. You acknowledge that the provisions of this Paragraph 10 are fair, reasonable, and not excessively broad, that they are necessary to protect important and legitimate business interests of the Company and Company Affiliates, and that in light of Your education, experience, and capabilities, You can honor all parts of this Paragraph 10 without being prevented from earning a fully adequate livelihood from now throughout any period during which Your activities are restricted hereunder. You agree that the covenants in this Paragraph 10 are in addition to any common law, statutory or contractual obligations to which You are subject.

(e)    Remedies and Enforcement: You acknowledge that a breach on Your part of the terms of the restrictive covenants set forth in this Paragraph 10 will cause irreparable damage to the Company and that monetary damages will not provide an adequate remedy to the Company. Accordingly, You agree that the Company will be entitled to enforce the terms herein in court and seek any and all remedies available to it in equity and law, including, but not limited to, injunctive relief, without the posting of any bond or other security. The parties agree that the prevailing party in any action related to enforcement of such restrictive covenants shall be entitled to reimbursement from the non-prevailing party for attorneys’ fees and costs incurred related to such action. You further acknowledge and agree that in the event any of the restrictive covenants contained in this Paragraph 10, or any part thereof, hereafter is construed to be illegal, invalid or unenforceable, the same shall not affect the remainder of such covenant or any other covenants. You and the Company expressly empower a court of competent jurisdiction to modify any restrictive covenant in this Paragraph 10 to the extent necessary to make it legal, valid, and enforceable.

11.    Cooperation and Assistance; Indemnity: You shall take such steps requested by the Board, reasonably and in good faith, to assist the Company in its discussions with employees, stockholders and Regulators in connection with the transition of your duties, and generally to minimize the distraction and disruption of your departure from the Company. Unless otherwise required by applicable law, any statement by You to the press or a Regulator (or any representative thereof) or made in a public setting (such as industry conferences) regarding any matter involving the Company, any of the Company Affiliates, or the officers, directors, shareholders or members of the Company or any of the Company Affiliates, and any statement by You as to any such matter which could otherwise reasonably be expected to be made public, shall be subject to the prior review by, approval of, and coordination with, the Company’s Senior Vice President, General Counsel and Corporate Secretary. As a former executive officer and director of the Company, You agree to promptly complete and return any director and officer questionnaire or provide similar information, and execute any certifications, as may be requested by the Company in connection with legal and regulatory requirements, including the requirements of the federal securities laws and the relevant national stock exchange, and the Company’s controls and procedures. In the event of a lawsuit or claim by a third party in which You are sued either jointly or separately for acts arising out of the scope of Your employment with the Company or Your service on the Board, the Company agrees to defend You and hold You harmless in accordance with Your rights to indemnification under the Company’s certificate of incorporation or bylaws or the Indemnification Agreement. In turn, in the event of any pending or threatened legal action against the Company, Company Affiliates or Releasees relating to events which occurred during Your employment or service, You acknowledge and agree that You will cooperate to the fullest extent possible in the investigation, preparation, prosecution, or defense of the Company’s or Company Affiliate’s case, including, but not limited to, the execution of affidavits or documents or providing of information requested by the Company or the Company’s counsel. Reasonable out-of-pocket expenses related to such assistance will be reimbursed by the Company, if the Company’s written approval is obtained in advance. In addition, You will be compensated by the Company for Your time, at the rate of $325.00/hour, when requested by the Company to prepare to provide testimony or spend time assisting the Company in any of the foregoing activities or with such matters. You will not, however, be compensated for the time You spend providing testimony. Nothing in this Paragraph should be construed as suggesting or implying that You should testify in any way other than truthfully or provide anything other than accurate, truthful information. You further agree to provide truthful and timely answers to any reasonable questions the Company may have from time to time about the work You performed during Your employment or service. A failure on Your part to reasonably cooperate with the Company shall constitute and be treated as a material breach of this Agreement. Any amount paid to You pursuant to this Paragraph 11 for Your time shall be paid promptly and in any event no later than the earliest to occur of (a) ninety (90) days after such services occurred and (b) March 15 of the year following the year in which such services occurred. For purposes of complying with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), with respect to any reimbursement required to be made pursuant to this Paragraph 11, (i) the provision of such reimbursements during one calendar year shall not affect the reimbursements made available in a different calendar year, (ii) such reimbursements shall not be subject to liquidation or exchange for other benefits, and (iii) any reimbursements shall be paid as soon as administratively feasible (or in accordance with the timing prescribed under the applicable Company policy) after the applicable expense is incurred but in any event no later than the earliest to occur of (x) ninety (90) days after the applicable expense was incurred and (y) March 15 of the year following the year in which the applicable expense was incurred.

12.    Company Property: You represent, warrant and covenant that You have returned to the Company (or will return to the Company on or before the Separation Date) all Company property in Your possession or control, including, without limitation, all telephones, keys, access cards, security badges, credit cards, phone cards, equipment, computer hardware and encryption devices (including, but not limited to, all laptops, computers, printers, telephones, etc.), all contents of all such hardware, all passwords and codes needed to obtain access to or operate all or part of any such hardware, all electronic storage devices (including but not limited to all hard drives, disk drives, diskettes, CDs, CD-ROMs, DVDs, and DVD-ROMs), all contents of all such electronic storage devices, all passwords and codes needed to obtain access to or use all or part of any such electronic storage device, all computer software and programs, financial information, accounting records, computer printouts, manuals, data, materials, papers, books, files, documents, records, policies, student information and lists, customer information and lists, marketing information, specifications and plans, data base information and lists, mailing lists, and notes, including but not limited to any property describing or containing any Confidential Information, and You agree that You will not retain any copies, duplicates, reproductions or excerpts thereof in any form whatsoever.

13.    No Representation: You represent and acknowledge that in executing this Agreement You do not rely and have not relied on any representation or statement by any of the Releasees or by any of the Releasees’ agents, representatives or attorneys with regard to the subject matter, basis or effect of this Agreement.

14.    No Assignment: You represent that You have not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity, any claim or any portion thereof or interest therein, and You agree to indemnify, defend and hold harmless each and all of the Releasees against any and all disputes based on, arising out of, or in connection with any such transfer or assignment, or purported transfer or assignment, of any claims or any portion thereof or interest therein.

15.    Severability: If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of this Agreement which can be given their intended effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable. If, however, a court of competent jurisdiction finds that any release by You in Paragraph 5 above is illegal, void, or unenforceable, any such court shall be expressly authorized to modify any such illegal, void or unenforceable release instead of severing it from this Agreement in its entirety, whether by rewriting, deleting, or adding to the offending provision, or by making such other modifications as it deems necessary to carry out the intent and agreement of the parties as embodied in this Agreement to the maximum extent permitted by law.

16.    No Continuing Relationship: You and the Company acknowledge that any employment, contractual or other relationship between You and the Company terminated as of the Separation Date and that You have no further employment, contractual or other relationship except as may arise out of any agreement entered into at a later date by and between the parties.

17.    Voluntary Execution of Agreement and Consultation with Counsel: You are hereby advised to consult with an attorney prior to executing this Agreement. You represent, warrant and agree that You have carefully read this Agreement and understand its meaning. You further represent, warrant and agree that You have been advised in writing by virtue of this Agreement of your right to have an attorney or representative of Your choice review this Agreement and have had the opportunity to seek independent legal advice from an attorney of Your choice with respect to the advisability of this Agreement. You acknowledge and agree that You are signing this Agreement, knowingly, voluntarily and without any coercion or duress. You further acknowledge that You have been given a period of twenty-one (21) days within which to consider whether to sign this Agreement. You may sign this Agreement at any time within the twenty-one (21) day period and by doing so You waive any right to the remaining days.

18.    Revocability of Agreement: You have the right to revoke this Agreement for up to seven (7) days after You sign it. In order to revoke this Agreement, You must sign and send a written notice of the decision to do so using the contact information set forth in Paragraph 19 below, which must be received no later than the eighth (8th) day after You sign this Agreement.

(a)    You understand and agree that if You revoke this Agreement, You will not be entitled to the payment and benefits from the Company described herein.

(b)    You understand and agree that if You revoke this Agreement, Your voluntary resignation of employment with the Company and service on the Board is binding and remains effective as of the Separation Date.

19.    Notice and Return of Agreement: All notices, requests, demands and other communications hereunder to either party shall be in writing and shall be delivered, either by hand, facsimile, electronic mail, overnight courier or certified mail, return receipt requested, duly addressed as indicated below or to such changed address as the party may subsequently designate. The signed Agreement must be returned as outlined above within twenty-one (21) calendar days following your receipt of this Agreement to:

Greg Jansen

SVP, General Counsel and Corp. Secretary

1750 E. Golf Road, Suite 350, Schaumburg, IL 60173

gjansen@perdoceoed.com

20.    Choice of Law: All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement will be governed by and construed in accordance with the laws of the State of Illinois and, in relation to federal claims, federal law in effect within the State of Illinois, without giving effect to any choice of law or conflict of law rules or provisions (whether of Illinois or any other jurisdiction) that would cause the laws of any other jurisdiction to apply.

21.    Binding Effect: This Agreement shall be binding upon You and upon Your dependents, heirs, representatives, executors, administrators, successors and assigns, and shall inure to the benefit of the Company and others released in this Agreement, and to their respective dependents, heirs, representatives, executors, administrators, successors and assigns.

22.    No Presumption: This Agreement shall be construed and interpreted as if all of its language were prepared jointly by You and the Company. No language in this Agreement shall be construed against a party on the ground that such party drafted or proposed that language.

23.    Violation of Agreement: If You or the Company prevails in a legal or equitable action claiming that the other party has breached this Agreement, the prevailing party shall be entitled to recover from the other party the reasonable attorneys’ fees and costs incurred by the prevailing party in connection with such action.

24.    Execution of Counterparts: This Agreement may be executed in counterparts, but shall be construed as if signed in one document. A signature made on a faxed or electronically mailed copy of this Agreement or a signature transmitted by facsimile or electronic mail will have the same effect as the original signature.

25.    Entire Agreement: This Agreement constitutes and contains the entire agreement and understanding concerning Your employment with the Company and your service on the Board and the other subject matters addressed herein between the parties, and supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matters hereof, except for the parties’ other agreements relating to indemnification, trade secrets, confidential and proprietary information, copyrights, and the like, if any, which shall remain in force and effect in accordance with the terms thereof. You represent and agree that no promises, statements or inducements have been made to You which caused You to sign this Agreement other than those which are expressly stated in this Agreement. This is an integrated document and may not be altered except by written agreement signed by an officer designated by the Company, and You.

26.    Withholding: All payments and benefits under this Agreement shall be subject to all required withholdings of federal, state and local taxes applicable thereto.

27.    Section 409A: This Agreement is intended to comply with Section 409A, including the exceptions thereto, and shall be construed and administered in accordance with such intent. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service, as a short-term deferral, or as a settlement payment pursuant to a bona fide legal dispute shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, any installment payments provided under this Agreement shall each be treated as a separate payment. To the extent required under Section 409A, any payments to be made under this Agreement in connection with a termination of employment shall only be made if such termination constitutes a “separation from service” under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by You on account of non-compliance with Section 409A.

***

You agree that You have carefully read the entire Agreement and accept and agree to the provisions it contains and hereby sign it voluntarily and with full understanding of its consequences.

DATED: 11/15/2023	/s/ Andrew H. Hurst
Andrew H. Hurst

THE COMPANY

DATED: 11/15/2023	By:	/s/ Greg Jansen
Greg Jansen

Title: Senior Vice President and General Counsel

Exhibit A

Letter of Resignation

November 15, 2023

Board of Directors

Perdoceo Education Corporation

1750 East Golf Road

Suite 350

Schaumburg IL 60173

Re:	Resignation

Dear Board Members:

I hereby resign as President and Chief Executive Officer of Perdoceo Education Corporation (the “Company”), and as an officer, director, manager, authorized signatory and from any other positions held with the Company, its subsidiaries and affiliates effective as of November 15, 2023.

Pursuant to Section 3.10 of the Seventh Amended and Restated By-laws of the Company, I hereby resign as a member of the Board of Directors of the Company effective November 15, 2023.

Sincerely,

/s/ Andrew H. Hurst
Andrew H. Hurst